SCHEDULE II

				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-HECTOR COMMUNICATION

          GABELLI PERFORMANCE PARTNERSHIP
                       9/02/04            1,000-           20.2500
                       8/24/04            2,000-           20.7000
                       8/16/04              500-           21.0500
          GAMCO INVESTORS, INC.
                       9/09/04              500-           20.2500
                       9/02/04              500            20.4200
                       7/28/04              200-           20.3200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.